Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-42543, 333-36487, 33-93812 and 33-88670 and Form S-8 No.
33-99216) of Chelsea GCA Realty, Inc. and in related Prospectus of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                              Ernst & Young LLP

New York, New York
March 26, 1998